Exhibit 16.1

October 10, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read Item 4.01 of Form 8-K, dated October 10, 2008, of Insignia Solutions plc and agree with the statements referencing our Firm in such Form 8-K.

Very truly yours,

/s/ Burr, Pilger & Mayer LLP

Burr, Pilger & Mayer LLP